EXHIBIT 99.1


HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS


                                       Standard        Moody's
                                       & Poor's      Investors
                                    Corporation        Service    Fitch, Inc.
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At March 31, 2002
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Household International, Inc.
     Senior debt                             A              A3               A
     Commercial paper                      A-1             P-2             F-1
     Preferred stock                      BBB+            Baa2              A-

Household Finance Corporation
     Senior debt                             A              A2               A
     Senior subordinated debt               A-              A3              A-
     Commercial paper                      A-1             P-1             F-1

Household Bank, f.s.b.
     Senior debt                             A              A2               A
     Subordinated debt                      A-              A3              A-
     Certificates of deposit
         (long/short-term)               A/A-1          A2/P-1          A+/F-1
     Bank notes                            A-1             P-1             F-1

Household Bank plc
     Senior debt                             A              A2               A
     Commercial paper                      A-1             P-1              NR
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NR - Not rated